UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	July 28, 2015

Exact Name of Registrant as Specified in Its Charter:	CALAMP CORP.

DELAWARE	0-12182	95-3647070
State or Other Jurisdiction of	Commission	I.R.S. Employer
Incorporation or Organization	File Number	Identification No.

Address of Principal Executive Offices:	1401 N. Rice Avenue
Oxnard, CA 93030

Registrant's Telephone Number, Including
Area Code:	(805) 987-9000

Former Name or Former Address,
if Changed Since Last Report:	Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14.a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company’s 2015 Annual Meeting of Stockholders (the “Annual Meeting”) was held on July 28, 2015. As of the record date for the Annual Meeting, June 5, 2015, there were 36,229,759 shares of common stock issued, outstanding and entitled to vote at the Annual Meeting.

At the Annual Meeting, seven directors stood for reelection to a one year term expiring at the fiscal 2015 Annual Meeting. All seven of the director nominees were reelected under the Registrant’s plurality voting method. The results of the election of directors are summarized as follows:

			Broker
	For	Withheld	Non-Votes
A.J. "Bert" Moyer	20,257,820	405,069	11,590,321
Kimberly Alexy	20,293,565	369,324	11,590,321
Michael Burdiek	20,361,787	301,102	11,590,321
Jeffery Gardner	20,388,669	274,220	11,590,321
Amal Johnson	20,379,747	283,142	11,590,321
Jorge Titinger	19,820,820	842,069	11,590,321
Larry Wolfe	20,389,385	273,504	11,590,321

In addition to the election of directors, the results of voting on other matters at the 2015 Annual Meeting are summarized as follows:

				Broker
Proposal 2:	For	Against	Abstain	Non-Votes
Advisory vote on executive
compensation (“say on pay”)	19,666,576	805,145	191,168	11,590,321

				Broker
Proposal 3:	For	Against	Abstain	Non-Votes
Ratification of SingerLewak
as the Company’s independent
auditing firm for fiscal 2016	31,856,071	190,548	206,591	-

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

CALAMP CORP.

July 29, 2015	By:	/s/ Richard Vitelle
Date		Richard Vitelle,
Executive Vice President and CFO
(Principal Financial Officer)